Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated January 27, 2017, incorporated herein by reference, on the financial statements and financial highlights of The Cushing MLP Infrastructure Fund I and The Cushing MLP Infrastructure Master Fund, and also to the references to our Firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information for Cushing Mutual Funds Trust.

Dallas, Texas

December 15, 2017